Exhibit a.3

NUVEEN NORTH CAROLINA DIVIDEND ADVANTAGE MUNICIPAL FUND 3

CERTIFICATE OF AMENDMENT

to

DECLARATION OF TRUST

The Trustees of Nuveen North Carolina Dividend Advantage Municipal Fund 3 (the “Trust”), a Massachusetts business trust, to resolve an ambiguity, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 18th day of November, 2009 as follows:

Article IX, Section 1 of the Declaration of Trust is hereby amended by adding the following to the end of Section 1:

For purposes of this Section 1, the term “recapitalization” shall not mean, without limitation, the issuance or redemption of Preferred Shares pursuant to the terms of this Declaration or the Statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, retirement or redemption of other securities or indebtedness of the Trust.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 18th day of November 2009.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian,	Robert P. Bremner
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider,
David J. Kundert	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth, as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

STATE OF ILLINOlS	)
	)	SS.
COUNTY OF COOK	)

Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 18th day of November 2009.

“OFFICIAL SEAL”
Olivia Rubio	/s/ Olivia Rubio
Notary Public, State of Illinois	Notary Public
My Commission Expires: 5/8/13